News Release
Corporate Headquarters: 1144 East Market Street, Akron, Ohio 44316-0001 Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT: Keith Price

330-289-0115

ANALYST CONTACT: Greg Dooley

330-796-6704

FOR IMMEDIATE RELEASE

#23546fi.1207

T&WA Sells Tire Mounting Business Assets

AKRON, Ohio, December 24, 2007 – The Goodyear Tire & Rubber Company today announced that T&WA Inc., a tire mounting business based in Louisville, Ky., has sold substantially all of its assets to EnovaPremier, LLC. Goodyear has had a minority ownership interest in T&WA since 1999.

T&WA and EnovaPremier have not disclosed the terms of the transaction.

Goodyear anticipates recording an after-tax, non-cash loss of $30 million to $35 million in the fourth quarter of 2007 as a result of the transaction, subject to post-closing adjustments.

The company said T&WA’s exit from the tire and wheel assembly business is consistent with Goodyear’s previously announced strategy to focus on its core consumer and commercial tire businesses. T&WA is a variable interest entity that is consolidated with Goodyear under generally accepted accounting principles.

T&WA, a minority business enterprise that was founded in 1995, supplies mounted and balanced tire and wheel assemblies to auto manufacturers. The business operates facilities in Alabama, Indiana, Kentucky and Michigan.

Goodyear is one of the world’s largest tire companies. The company employs about 70,000 people and manufactures its products in more than 60 facilities in 26 countries around the world. For more information about Goodyear, go to www.goodyear.com/corporate.

Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges incurred as a result of the sale. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond Goodyear’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in Goodyear’s filings with the Securities and Exchange Commission, including Goodyear’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While Goodyear may elect to update forward-looking statements at some point in the future, Goodyear specifically disclaims any obligation to do so, even if management’s estimates change.

-0-